                               AMENDMENT NO. 2 TO
                             PARTICIPATION AGREEMENT

     WHEREAS, AIM VARIABLE INSURANCE FUNDS, A I M DISTRIBUTORS, INC, GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK on behalf of itself and its separate accounts and CAPITAL BROKERAGE CORPORATION have previously entered into a Participation Agreement dated March 2, 2003 (the "Agreement");

     WHEREAS, effective JANUARY 1, 2006, GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK changed its name to GENWORTH LIFE INSURANCE COMPANY OF NEW YORK;

     WHEREAS, effective May 23, 2005, the SEC adopted Rule 22c-2 under the 1940 Act which requires every mutual fund (or on AVIF's behalf, the principal underwriter or transfer agent) to enter into a written agreement with each financial intermediary who sells shares or otherwise maintains accounts which hold shares of AVIF for the benefit of a shareholder.

     WHEREAS, all terms not defined in this Amendment shall have the same meaning as ascribed to them in the Agreement.

NOW, THEREFORE, the premises considered the parties agree as follows:

     1. All references throughout the Agreement to GE Capital Life Assurance Company of New York shall be changed to Genworth Life Insurance Company of New York.

     2. Schedule A to the Agreement is replaced in its entirety with the attached Amended and Restated Schedule A, dated February 27, 2007.

     3.   The following new Section 2.6 is added to the Agreement:

          2.6 CONTROL OF EXCESSIVE SHORT-TERM TRADING

     (a) LIFE COMPANY acknowledges that AVIF has adopted policies and procedures reasonably designed to prevent frequent or excessive purchases, exchanges and redemptions of Fund Shares in quantities great enough to disrupt orderly management of the corresponding Fund's investment portfolio. Disclosure pertaining to these policies is contained in the current prospectus for the Fund, as currently required by applicable federal securities law.

     (b) AVIF acknowledges that LIFE COMPANY, on behalf of its Account, has adopted policies and procedures reasonably designed to detect and deter frequent transfers of Contract value among the subaccounts of the Account including those investing in the Funds which are available as investment options under the Contracts. These policies and procedures are described in the current prospectuses of the Account through which the Contracts are offered.

     (c) LIFE COMPANY will cooperate with AIM's requests in taking steps to deter and detect such transfers by Contract owners. In connection therewith, and in compliance with Rule 22c-2 under the 1940 Act, LIFE COMPANY will provide AIM, upon AIM's request, with the taxpayer identification number ("TIN"), if known, of any or all Contract owners and the amount, date, name or other identifier of any investment professional(s) associated with the Contract owner(s) (if known), and transaction type (purchase or redemption) of every purchase or redemption of shares of AVIF held through an Account maintained by LIFE COMPANY during the period covered by the request.

          (i) Requests made pursuant to this Section 2.6(c) must set forth a specific time period, not to exceed ninety (90) days from the date of the request, for which the transaction is sought. AIM may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by AVIF for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by AVIF.

          (ii) If requested by AIM, LIFE COMPANY shall provide the information specified above with respect to each account for each trading day.

          (iii) LIFE COMPANY agrees to transmit the requested information that is on its books and records to AIM or its designee promptly, but in any event not later than five (5) business days, after receipt of a request. If the requested information is not on LIFE COMPANY's books and records, LIFE COMPANY agrees to: (A) provide or arrange to provide to AIM the requested information from Contract owners who hold an account with an indirect intermediary; or (B) if directed by AIM, block further purchases of AVIF shares from such indirect intermediary. In such instance, LIFE COMPANY agrees to inform AIM whether it plans to perform (A) or (B). Responses required by this Paragraph must be communicated in writing and in a format mutually agreed upon by LIFE COMPANY and AIM. To the extent practicable, the format for any transaction information provided to AIM should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, the term indirect intermediary has the same meaning as in Rule 22c-2 under the 1940 Act.

          (iv) AVIF and AIM agree not to use the information received for marketing or any other similar purpose without the prior written consent of the Life Company.

          (v) LIFE COMPANY agrees to execute written instructions from AIM to restrict or prohibit further purchases of AVIF shares as directed by a Contract owner that has been identified by AIM as having engaged in transactions of AVIF's shares that violate policies established by AVIF for

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          the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by AVIF.

          (vi) Instructions submitted by AIM to LIFE COMPANY, pursuant to this
          Section 2.6(c) must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

          (vii) LIFE COMPANY agrees to execute institutions received by LIFE COMPANY from AIM, pursuant to this Section 2.6(c) as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by LIFE COMPANY. LIFE COMPANY agrees to provide AIM with written confirmation that the instructions have been executed. LIFE COMPANY agrees to provide this written confirmation as soon as reasonably practicable, but in no event, later than ten (10) business days after the instructions have been executed.

                            (Signatures on Next Page)

Agreed and Executed:


                                        AIM VARIABLE INSURANCE FUNDS


                                        By: /s/ John M. Zerr
                                            ------------------------------------
                                        Name: John M. Zerr
                                        Title: Senior Vice President
                                        Date:
                                              --------------------------

                                        A I M DISTRIBUTORS, INC.


                                        By: /s/ Gene L. Needles
                                            ------------------------------------
                                        Name: Gene L. Needles
                                        Title: President
                                        Date:
                                              --------------------------

                                        GENWORTH LIFE INSURANCE COMPANY OF
                                        NEW YORK


                                        By: /s/ Geoffrey S. Stiff
                                            ------------------------------------
                                        Name: Geoffrey S. Stiff
                                        Title: Senior Vice President
                                        Date:
                                              --------------------------

                                        CAPITAL BROKERAGE CORPORATION


                                        By: /s/ Geoffrey S. Stiff
                                            ------------------------------------
                                        Name: Geoffrey S. Stiff
                                        Title: Senior Vice President
                                        Date:
                                              --------------------------

                              Amended and Restated
                                  Schedule A to
                          Fund Participation Agreement

                                February 27, 2007

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM VARIABLE INSURANCE FUNDS

AIM V.I. Basic Value Fund - Series II shares
AIM V.I. Capital Appreciation Fund - Series I shares
AIM V.I. Core Equity Fund - Series I shares
AIM V.I. Global Real Estate Fund - Series II shares
AIM V.I. International Growth Fund - Series II shares
AIM V.I. Large Cap Growth Fund - Series I shares

SEPARATE ACCOUNTS UTILIZING THE FUNDS

Genworth Life of New York VA Separate Account 1
Genworth Life of New York VL Separate Account 1

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS UTILIZING THE FUNDS

RetireReady Accumulator NY Variable Life Insurance

Foundation NY Variable Annuity
RetireReady Bonus NY Variable Annuity
RetireReady Choice NY Variable Annuity
RetireReady Selections NY Variable Annuity